UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2006
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27876 (Commission File Number)	86-0787377 (IRS Employer Identification No.)

14400 North 87th Street Scottsdale, Arizona (Address of principal executive offices)	85260-3649 (Zip Code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
Item 8.01. Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2
EX-99.3

Item 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On April 24, 2006, JDA Software Group, Inc., a Delaware corporation (“JDA”), Stanley Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of JDA (“Merger Sub”) and Manugistics Group, Inc., a Delaware corporation (“Manugistics”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), under which Merger Sub will be merged with and into Manugistics (the “Merger”), with Manugistics continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of JDA. The Merger Agreement has been unanimously approved by the Boards of Directors of both JDA and Manugistics.
     Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of Manugistics would be converted into the right to receive $2.50 in cash. In addition, upon the consummation of the Merger, the vesting of each outstanding option and restricted stock award for the common stock of Manugistic will accelerate in full in connection with the Merger, and the holders of such equity awards will be entitled to receive $2.50 per share in the Merger, less the exercise price of such equity awards, if any. Consummation of the Merger is subject to several closing conditions, including the adoption of the Merger Agreement by the stockholders of Manugistics, the ability of the JDA to consummate certain financings in connection with the Merger, the receipt of regulatory approvals and the absence of certain governmental restraints. Dates for closing the Merger and for the Manugistics’ stockholders meeting to vote on the Merger have not yet been determined.
Financing Agreements
     On April 23, 2006, JDA entered into a Preferred Stock Purchase Agreement providing for the issuance of preferred stock of JDA to funds affiliated with Thoma Cressey Equity Partners (“Thoma Cressey”) for an aggregate purchase price of $50 million upon the consummation of the Merger (the “Preferred Stock Purchase Agreement”) and a Registration Rights Agreement, under which JDA has agreed to file a registration statement covering the resale of the shares of common stock underlying the issued preferred stock within 60 days after the closing of the Merger (the “Registration Rights Agreement”).
     Under the Stock Purchase Agreement, JDA has agreed to issue 50,000 shares of a newly created series of preferred stock which will be convertible into shares of common stock of JDA. The number shares of JDA common stock into which the preferred stock may be converted will be determined upon the closing of the financing and the Merger and will be based on the average trading price of JDA’s common stock for three days following April 24, 2006, limited by an assumed minimum stock price of $11.75 and maximum stock price of $15.75 per share. Accordingly, the number of common stock shares into which the preferred stock may be converted will range from approximately 3.2 million to 4.3 million. The obligations of JDA under the agreements entered into with Thoma Cressey described above are conditioned upon the closing of the Merger.

     Concurrently with the execution and delivery of the Merger Agreement, (i) JDA received a commitment letter (“Commitment Letter”) from Citicorp North America, Inc., Citigroup Global Markets Inc., UBS Loan Finance LLC and UBS Securities LLC to provide, subject to customary conditions, JDA with up to $225 million of debt financing, of which $175 million shall constitute term loans and up to $50 million shall constitute revolving loans and a letter of credit facility. The funds to be received by JDA pursuant to the transactions contemplated by the Commitment Letter and the Preferred Stock Purchase Agreement will be used to fund the obligations of JDA under the Merger Agreement, including the acquisition price and the repayment of Manugistic’s debt. JDA’s obligations under the Merger Agreement are subject to the consummation of the transactions contemplated by the Commitment Letter and the Preferred Stock Purchase Agreement and to JDA obtaining the financing contemplated thereby.
Voting Agreements
     Concurrently with the execution of the Merger Agreement, JDA entered into voting agreements (the “Voting Agreements”) with the directors and certain executive officers of Manugistics and with certain significant stockholders of Manugistics, pursuant to which such signatories have agreed to vote in favor of the Merger Agreement and against any other proposal or offer to acquire Manugistics. The Voting Agreements apply to all shares of Manugistic common stock held by the signatories at the record date for the relevant Manugistic stockholder meeting. The Voting Agreements restrict the transfer of shares by the signatories, except under certain limited conditions.
     JDA intends to file a copy of the Merger Agreement, the form of Voting Agreement, the Preferred Stock Purchase Agreement and the Registration Rights Agreement as exhibits to an amendment of this current report on Form 8-K. You are encouraged to read the Merger Agreement, the form of Voting Agreement, the Preferred Stock Purchase Agreement and Registration Rights Agreement for a more complete understanding of the transaction. The foregoing descriptions of the Merger Agreement, the form of Voting Agreement, the Preferred Stock Purchase Agreement and Registration Rights Agreement are qualified in their entirety by reference to the full text of the Merger Agreement, the form of Voting Agreement, the Preferred Stock Purchase Agreement, and Registration Rights Agreement.
     On April 24, 2006, JDA and Manugistics issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
     On April 24, 2006, JDA announced its final financial results for the quarter ended March 31, 2006 by issuing a press release and on the same date, held a related conference call to discuss these results. The full text of the press release issued in connection with the announcement is attached as Exhibit No. 99.2 to this Current Report on Form 8-K. The press release and the conference call contain forward-looking statements regarding JDA and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
Item 8.01. Other Events.
     JDA has posted a list of Frequently Asked Questions regarding the Merger and the transactions contemplated by the Merger to its website following the public announcement of the entry of the execution and delivery of the Merger Agreement. The full text of the Frequently Asked Questions is attached as Exhibit No. 99.3 to this Current Report on Form 8-K.
Information Not “Filed”
     The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Use of Non-GAAP Financial Information
     JDA provides a non-GAAP measure of adjusted operating income and earnings per share in the attached press release. The presentation is intended to be a supplemental measure of performance and typically excludes non-cash charges such as amortization of intangibles, and certain non-recurring charges that impact the comparability of one quarter to another, or the comparability of our performance to another company that is providing this type of supplemental information. The presentation is not intended to replace or to be displayed more prominently than our GAAP measurement of operating income and earnings per share. We have provided clear, concise disclosure to enable investors to reconcile the non-GAAP measures to the most directly comparable measure under GAAP.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

99.1	Joint press release dated April 24, 2006 (JDA Software to Acquire Manugistics Group, Inc.).

99.2	Press release dated April 24, 2006 (JDA Announces First Quarter 2006 Results).

99.3	Frequently Asked Questions

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
Date: April 24, 2006
	By:	/s/ Kristin L. Magnuson
Kristin L. Magnuson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release dated April 24, 2006 (JDA Software to Acquire Manugistics Group, Inc.).

99.2	Press release dated April 24, 2006 (JDA Announces First Quarter 2006 Results).

99.3	Frequently Asked Questions